Exhibit 77(O)

                  Transactions Effected Pursuant to Rule 10f-3

--------------------------- ---------- ----------- --------------------- ---------------------------
Fund                        Issuer     Date of     Broker/Dealer From    Affiliated/Principal
                                       Purchase    Whom Purchased        Underwriter or Syndicate
--------------------------- ---------- ----------- --------------------- ---------------------------
ING VP Balanced Portfolio   HSBC       6/20/05     HSBC Securities       ING Financial Markets, LLC
                            Finance
                            Corp.
--------------------------- ---------- ----------- --------------------- ---------------------------